Exhibit 21

                              LIST OF SUBSIDIARIES
                                       OF
                            CAPITAL ASSOCIATES, INC.


           Name                                         Place of Incorporation
           ----                                         ----------------------

Capital Associates International, Inc.                        Colorado

CAI Equipment Leasing I Corporation                           Colorado

CAI Equipment Leasing II Corporation                          Colorado

CAI Equipment Leasing III Corporation                         Colorado

CAI Equipment Leasing IV Corporation                          Colorado

CAI Equipment Leasing V Corporation                           Colorado

CAI Leasing Canada, Limited                                Alberta, Canada

CAI Partners Management Company                               Colorado

CAI Securities Corporation                                   California

CAI - UBK Equipment Corporation                               Colorado

Capital Equipment Corporation                                 Colorado

Whitewood Corporation                                         Colorado

CAI Lease Securitization-I Corporation                        Delaware